Exhibit 31
CERTIFICATION

RE:
Morgan Stanley Capital I Inc. Trust 2004-IQ7 (the "Trust"), Commercial Mortgage
Pass-Through Certificates, Series 2004-IQ7, issued pursuant to the Pooling and Servicing
Agreement, dated as of May 1, 2004 (the "Pooling and Servicing Agreement"), among
Morgan Stanley Capital I Inc., as depositor (the "Depositor"), Wells Fargo Bank, National
Association, as general master servicer (the "General Master Servicer"), Midland Loan
Services, Inc., as general special servicer (the "General Special Servicer"), NCB, FSB, as master servicer with respect to the NCB Loans only (the "NCB Master Servicer"), National
Consumer Cooperative Bank, as special servicer with respect to the Co-op Mortgage Loans only (the "NCB Special Servicer"), LaSalle Bank National Association, as trustee, paying agent and certificate registrar (the "Trustee") and ABN AMRO Bank N.V., as fiscal agent.

I, Craig Phillips, certify that:

1.
I have reviewed this annual report on Form 10-K (the "Annual Report"), and all reports on
Form 8-K containing distribution or servicing reports (collectively with this Annual Report, the
"Reports") filed in respect of periods included in the year covered by this Annual Report, of the Trust;

2.
Based on my knowledge, the information in these Reports, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading as of the last day of the period covered by this Annual Report;

3.
Based on my knowledge, the distribution or servicing information required to be provided to the Trustee by the General Master Servicer, the NCB Master Servicer, the General Special Servicer
and the NCB Special Servicer under the Pooling and Servicing Agreement, for inclusion in these
Reports is included in these Reports;

4.
Based on my knowledge and upon the annual compliance statement included in this Annual
Report and required to be delivered to the Trustee in accordance with the terms of the Pooling and
Servicing Agreement, and except as disclosed in the Reports, the General Master Servicer, the NCB
Master Servicer, the General Special Servicer and the NCB Special Servicer have fulfilled their obligations under the Pooling and Servicing Agreement; and

5.
The Reports disclose all significant deficiencies relating to the General Master Servicer's, the
NCB Master Servicer's, the General Special Servicer's and the NCB Special Servicer's compliance with the minimum servicing standards based upon the report provided by an independent public accountant, after conducting a review in compliance with the Uniform Single Attestation Program for
Mortgage Bankers or similar procedure, as set forth in the Pooling and Servicing Agreement, that is included in these Reports.

In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated parties: the General Master Servicer, the NCB Master Servicer, the General
Special Servicer, the NCB Special Servicer, the Trustee and the other servicers of the mortgage loans included in the Trust.

Date: March 24, 2005

By: /s/ Craig Phillips
Craig Phillips
President, Morgan Stanley Capital I Inc.